UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 14, 2011

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Kodiak Oil & Gas Corp. (the “Company”), previously filed with the United States Securities and Exchange Commission on November 14, 2011 (the “Original Filing”). The Company is filing this Amendment solely to file the purchase and sale agreements attached as Exhibits 2.1 and 2.2 hereto, which were referenced in the Original Filing.

No modification or update is otherwise made to any other disclosures in the Original Filing, nor does this Amendment reflect any events occurring after the date of the Original Filing. As such, this Amendment should be read in conjunction with the Original Filing.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

Exhibit 2.1*	Purchase and Sale Agreement by and among North Plains Energy, LLC (Seller), Kodiak Oil & Gas (USA) Inc. (Buyer) and Kodiak Oil & Gas Corp. (Parent), dated as of November 14, 2011

Exhibit 2.2*	Purchase and Sale Agreement by and among Mercuria Bakken, LLC (Seller), Kodiak Oil & Gas (USA) Inc. (Buyer) and Kodiak Oil & Gas Corp. (Parent), dated as of November 14, 2011

*              Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson Chief Financial Officer

Date: November 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1*	Purchase and Sale Agreement by and among North Plains Energy, LLC (Seller), Kodiak Oil & Gas (USA) Inc. (Buyer) and Kodiak Oil & Gas Corp. (Parent), dated as of November 14, 2011

Exhibit 2.2*	Purchase and Sale Agreement by and among Mercuria Bakken, LLC (Seller), Kodiak Oil & Gas (USA) Inc. (Buyer) and Kodiak Oil & Gas Corp. (Parent), dated as of November 14, 2011

*              Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.